                                 Exhibit (h)(3)

                      Transfer Agency and Service Agreement
                            dated as of April 1, 2000
                                   between the
               Registrant and State Street Bank and Trust Company





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

                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                     Between

                            ONE GROUP(R) MUTUAL FUNDS

                                       And

                       STATE STREET BANK AND TRUST COMPANY








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




                                TABLE OF CONTENTS

                                                                                                                 PAGE

         1.       Terms of Appointment and Duties.................................................................1

         2.       Third Party Administrators for Defined Contribution Plans.......................................5

         3.       Fees and Expenses...............................................................................6

         4.       Representations and Warranties of the Transfer Agent............................................7

         5.       Representations and Warranties of the Fund......................................................8

         6.       Wire Transfer Operating Guidelines..............................................................8

         7.       Data Access and Proprietary Information........................................................10

         8.       Indemnification................................................................................12

         9.       Standard of Care...............................................................................13

         10.      Year 2000......................................................................................13

         11.      Confidentiality ...............................................................................14

         12.      Covenants of the Fund and the Transfer Agent...................................................14

         13.      Termination of Agreement.......................................................................15

         14.      Assignment and Third Party Beneficiaries.......................................................16

         15.      Subcontractors.................................................................................17

         16.      Miscellaneous..................................................................................17

         17.      Additional Funds...............................................................................19

         18.      Limitations of Liability of the Trustees and Shareholders......................................19



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





                      TRANSFER AGENCY AND SERVICE AGREEMENT
AGREEMENT made as of the 1st day of   April    , 2000, by and between ONE
                         ---        ---------
GROUP(R) MUTUAL FUNDS, a Massachusetts business trust, having its principal office and place of business at 1111 Polaris Parkway, Suite B2, Columbus, Ohio 43240 (the "Fund"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Transfer Agent").

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Fund intends to initially offer shares in fifty-nine (59) series, such series shall be named in the attached Schedule A which may be amended by the parties from time to time (each such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with SECTION 17, being herein referred to as a "Portfolio", and collectively as the "Portfolios"); and

WHEREAS, the Fund on behalf of the Portfolios desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities, and the Transfer Agent desires to accept such appointment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.   Terms of Appointment and Duties
     -------------------------------
   1.1 Transfer Agency Services. Subject to the terms and conditions set forth in this Agreement, the Fund, on behalf of the Portfolios, hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as its transfer agent for the Fund's authorized and issued shares of its beneficial interest ("Shares"), dividend disbursing agent, custodian of certain retirement plans and agent in connection with any accumulation, open-account or similar plan provided to the shareholders of each of the respective Portfolios of the Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund on behalf of the applicable Portfolio, including without limitation any periodic investment plan or periodic withdrawal program. In accordance with procedures established from time to time by agreement between the Fund on behalf of each of the Portfolios, as applicable and the Transfer Agent, the Transfer Agent agrees that it will perform the following services:

         (a) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund authorized pursuant to the Declaration of Trust of the Fund (the "Custodian");

         (b) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;


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         (c) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

         (d) In respect to the transactions in items (a), (b) and (c) above, the Transfer Agent shall execute transactions directly with broker-dealers authorized by the Fund;

         (e) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

         (f) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

         (g) Prepare and transmit payments for dividends and distributions declared by the Fund on behalf of the applicable Portfolio;

         (h) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

         (i) Record the issuance of Shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) under the Securities Exchange Act of 1934, as amended ("Exchange Act of 1934") a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Transfer Agent shall also provide the Fund on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

   1.2 Additional Services. In addition to, and neither in lieu nor in contravention of, the services set forth in the above paragraph, the Transfer Agent shall perform the following services:

         (a) Other Customary Services. Perform the customary services of a transfer agent, dividend disbursing agent, custodian of certain retirement plans and, as relevant, agent in connection with accumulation, open-account or similar plan (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing Shareholder proxies, Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information;


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


         (b) Control Book (also known as "Super Sheet"). Maintain a daily record and produce a daily report for the Fund of all transactions and receipts and disbursements of money and securities and deliver a copy of such report for the Fund for each business day to the Fund no later than 9:00 AM Eastern Time, or such earlier time as the Fund may reasonably require, on the next business day;

         (c) "Blue Sky" Reporting. The Fund shall (i) identify to the Transfer Agent in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Transfer Agent for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and providing a system which will enable the Fund to monitor the total number of Shares sold in each State;

         (d) National Securities Clearing Corporation (the "NSCC"). (i) accept and effectuate the registration and maintenance of accounts through Networking and the purchase, redemption, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the NSCC on behalf of NSCC's participants, including the Fund), in accordance with, instructions transmitted to and received by the Transfer Agent by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of authorized persons, as hereinafter defined on the dealer file maintained by the Transfer Agent; (ii) issue instructions to Fund's banks for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants); (iii) provide account and transaction information from the affected Fund's records on DST Systems, Inc. computer system TA2000 ("TA2000 System") in accordance with NSCC's Networking and Fund/SERV rules for those broker-dealers; and (iv) maintain Shareholder accounts on TA2000 System through Networking;

         (e) New Procedures. New procedures as to whom shall provide certain of these services in SECTION 1 may be established in writing from time to time by agreement between the Fund and the Transfer Agent. The Transfer Agent may at times perform only a portion of these services and the Fund or its agent may perform these services on the Fund's behalf; and

         (f) Unclaimed Property. The Transfer Agent shall report unclaimed property to each state as directed by the Fund according to procedures agreed upon from time to time and in compliance with Section 17Ad-17 of the Exchange Act of 1934.

         (g) Compliance with Office of Foreign Asset Control ("OFAC") Regulation. Ensure compliance with OFAC laws, regulations, guidance documents, and blocking and notification requirements by adopting adequate compliance policies, procedures and internal controls, which shall include, but not be limited to:


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               1. Monitoring existing and new account relationships and
                  transactions to (i) identify and/or block any prohibited relationships and transactions and (ii) report to OFAC if a prohibited transaction occurs or shares or payments are blocked;

               2. Notifying the Fund promptly (i) if the name of an investor is included on the OFAC lists; (ii) if payments are received from, or requested to be sent to or through, OFAC-sanctioned countries; and (iii) when an account, shares or a transaction is blocked;

               3. Conducting periodic internal reviews for compliance with the
                  OFAC regulations; and

               4. Including similar provisions in any agreement that the
                  Transfer Agent enters into to subcontract transfer agency or other services.

   1.3   Delegated Services to Fund Affiliate.

         (a) The Fund hereby directs the Transfer Agent, and the Transfer Agent agrees, to delegate shareholder correspondence and such other services as the parties may agree to from time to time (the "Delegated Services") to an affiliate or subsidiary of the Fund as designated in writing by the Fund (the "Fund Affiliate");

         (b) The Transfer Agent and the Fund acknowledge and agree that (i) the Fund Affiliate shall not be considered an agent of the Transfer Agent;
         (ii) the Transfer Agent shall have no liability or responsibility for any loss, damage or expense resulting from the acts or omissions of, or any error by, the Fund Affiliate in connection with the performance of the Delegated Services; and (iii) the Transfer Agent shall be entitled to the indemnification under SECTION 8.1 of the Agreement in connection with the acceptance and performance this direction by the Fund.

         (c) The Fund Affiliate shall submit monthly invoices to the Transfer Agent for the Delegated Services performed hereunder. The Transfer Agent shall bill the Fund on account of the Fund Affiliate's services as an out-of-pocket expense in accordance with SECTION 3. The Transfer Agent shall pay the Fund Affiliate within thirty (30) days of the time the Transfer Agent receives payment from the Fund on account thereof. It is intended that payments to the Fund Affiliate will be made as the Transfer Agent is paid by the Fund under this Agreement. The Fund and the Transfer Agent agree that the Transfer Agent is obligated to pay the Fund Affiliate only to the extent the Transfer Agent receives payment from the Fund for the Fund Affiliate's services.



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   1.4   SIMPLE IRA Plans. The Fund intends to make available to certain of its customers SIMPLE IRA plans ("SIMPLE IRAs") pursuant to which the customers ("Employers") may adopt the SIMPLE IRAs for the benefit of individual employees ("Participants"). Participants may appoint the Transfer Agent as custodian of the SIMPLE IRAs, the prototype of which is maintained by the Transfer Agent using IRS Form 5304 SIMPLE. The Fund desires to appoint the Transfer Agent as its record-keeper for the SIMPLE IRAs, and the Transfer Agent desires to accept such appointment and provide the record-keeping services related thereto as set forth in
         SCHEDULE 1.4 attached hereto.

   1.5 Other Retirement Plans and Education IRAs. With respect to certain individual retirement accounts ("IRAs") i.e., Traditional IRAs, Roth IRAs, and non-Title I or employee contribution 403(b) Plans (such accounts, "Retirement Accounts") and Educational IRAs, Shareholders may appoint the Transfer Agent as custodian of the Retirement Accounts and Education IRAs using prototypes provided by the Transfer Agent. The Fund desires to appoint the Transfer Agent as its record-keeper for the Retirement Accounts and Education IRAs, and the Transfer Agent desires to accept such appointment and provide the record-keeping services related thereto as set forth in SECTIONS 1.1 and 1.2 of this Agreement. In addition to such standard record-keeping services the Transfer Agent will perform such other customary custodian functions with regards to this SECTION 1.5 which shall include notification to each Shareholder who has a Traditional IRA when such Shareholder reaches age 70 1/2 years with respect to required minimum distributions from their Traditional IRA.

2.   Third Party Administrators for Defined Contribution Plans
     ---------------------------------------------------------

   2.1 The Fund may decide to make available to certain of its customers, a qualified plan program (the "Program") pursuant to which the customers ("Employers") may adopt certain plans of deferred compensation ("Plan or Plans") for the benefit of the individual Plan participant (the "Plan Participant"), such Plan(s) being qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code") and administered by third party administrators which may be plan administrators as defined in the Employee Retirement Income Security Act of 1974, as amended (the "TPA(s)").

   2.2   In accordance with the procedures established in the initial Schedule
         2.1 entitled "Third Party Administrator Procedures", as may be amended by the Transfer Agent and the Fund from time to time ("Schedule 2.1"), the Transfer Agent shall:

               (a) Treat Shareholder accounts established by the Plans in the name of the Trustees, Plans or TPAs as the case may be as omnibus accounts;

               (b) Maintain omnibus accounts on its records in the name of the TPA or its designee as the Trustee for the benefit of the Plan; and

         (c) Perform all services under SECTION 1 as transfer agent of the

         Funds and not as a record-keeper for the Plans.

   2.3 Transactions identified under SECTION 2 of this Agreement shall be deemed exception


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

         services ("Exception Services") when such transactions:

         (a) Require the Transfer Agent to use methods and procedures other than those usually employed by the Transfer Agent to perform services under SECTION 1 of this Agreement;

         (b) Involve the provision of information to the Transfer Agent after the commencement of the nightly processing cycle of the TA2000 System; or

         (c) Require more manual intervention by the Transfer Agent, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System than is usually required by non-retirement plan and pre-nightly transactions.

3.   Fees and Expenses
     -----------------

   3.1 Fee Schedule. For the performance by the Transfer Agent pursuant to this Agreement, the Fund agrees to pay the Transfer Agent the fees as set forth in the attached fee schedule ("Schedule 3.1"). Such fees and out-of-pocket expenses and advances identified under SECTION 3.2 below may be changed from time to time subject to mutual written agreement between the Fund and the Transfer Agent.

   3.2 Out-of-Pocket Expenses. In addition to the fee paid under SECTION 3.1 above, the Fund agrees to reimburse the Transfer Agent for reasonable out-of-pocket expenses, including but not limited to mailing Shareholder proxies, confirmation statements, investor statements, postage, forms, telephone, microfilm, microfiche, fedwire charges, transcripts, records retention, or advances incurred by the Transfer Agent for the items set out in Schedule 3.1 attached hereto. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of the Fund, will be reimbursed by the Fund.

   3.3 Postage. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Transfer Agent by the Fund at least seven (7) days prior to the mailing date of such materials.

   3.4 Invoices. The Fund agrees to pay all fees and reimbursable expenses within thirty (30) days following the receipt of the respective billing notice, except for any fees or expenses that are subject to good faith dispute. In the event of such a dispute, the Fund may only withhold that portion of the fee or expense subject to the good faith dispute. The Fund shall notify the Transfer Agent in writing within ninety-one
         (91) calendar days following the receipt of each billing notice if the Fund is disputing any amounts in good faith. If the Fund does not provide such notice of dispute within the required time, the billing notice will be deemed accepted by the Fund.


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   3.5   Cost of Living Adjustment. Following the Initial Term, unless the parties shall otherwise agree and provided that the service mix and volumes remain consistent as previously provided in the Initial Term, the total fee for all services shall equal the fee that would be charged for the same services based on a fee rate (as reflected in a fee rate schedule) increased by the percentage increase for the twelve-month period of such previous calendar year of the Consumer Price Index for Urban Wage Earners and Clerical Workers, for the Boston area, as published bimonthly by the United States Department of Labor, Bureau of Labor Statistics, or, in the event that publication of such Index is terminated, any successor or substitute index, appropriately adjusted, acceptable to both parties.

   3.6 Late Payments. The Fund shall pay undisputed amounts on Transfer Agent's invoices (for fees and reimbursable expenses) within thirty
         (30) days of the date such invoice was sent. If any undisputed amount in an invoice of the Transfer Agent (for fees or reimbursable expenses) is not paid when due, the Fund shall pay the Transfer Agent interest thereon (from the due date to the date of payment) at a per annum rate equal to one percent (1.0%) plus the Prime Rate (that is, the base rate on corporate loans posted by large domestic banks) published by The Wall Street Journal (or, in the event such rate is not so published, a reasonably equivalent published rate selected by the Fund) on the first day of publication during the month when such amount was due. Notwithstanding any other provision hereof, such interest rate shall be no greater than permitted under applicable provisions of Massachusetts law.

4.   Representations and Warranties of the Transfer Agent
     ----------------------------------------------------

The Transfer Agent represents and warrants to the Fund that:

   4.1 It is a trust company duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

   4.2 It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

   4.3 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

   4.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

   4.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.


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   4.6   The Transfer Agent shall maintain at a location other than its normal location appropriate redundant facilities for operational back-up in the event of a power failure, disaster or other interruption. The Transfer Agent shall continuously back up the Fund's files and data, including the Shareholder and Fund records, and shall store the back-up files in a secure manner at a location other than its normal location, so that, in the event of a power failure, disaster or other interruption at such normal location, the Fund's files and data, including the Shareholder and Fund records, will be maintained intact and will enable the Transfer Agent to perform under this Agreement.

5.   Representations and Warranties of the Fund
     ------------------------------------------

The Fund represents and warrants to the Transfer Agent that:

   5.1 It is a business trust duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

   5.2 It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

   5.3 All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

   5.4 It is an open-end and diversified management investment company registered under the Investment Company Act of 1940, as amended.

   5.5 A registration statement under the Securities Act of 1933, as amended is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

6.   Wire Transfer Operating Guidelines/Articles 4A of the Uniform Commercial
     ------------------------------------------------------------------------
     Code
     ----

   6.1 Obligation of Sender. The Transfer Agent is authorized to promptly debit the appropriate Fund account(s) upon the receipt of a payment order in compliance with the selected security procedure (the "Security Procedure") chosen for funds transfer and in the amount of money that the Transfer Agent has been instructed to transfer. The Transfer Agent shall execute payment orders in compliance with the Security Procedure and with the Fund instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this the customary deadline will be deemed to have been received the next business day.


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   6.2   Security Procedure. The Fund acknowledges that the Security Procedure it has designated on the Fund Selection Form was selected by the Fund from security procedures offered by the Transfer Agent. The Fund shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to the Transfer Agent in writing. The Fund must notify the Transfer Agent immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Fund's authorized personnel. The Transfer Agent shall verify the authenticity of all Fund instructions according to the Security Procedure.

   6.3 Account Numbers. The Transfer Agent shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

   6.4 Rejection. The Transfer Agent reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of the Transfer Agent's receipt of such payment order; (b) if initiating such payment order would cause the Transfer Agent, in the Transfer Agent's reasonable judgement, to exceed any volume, aggregate dollar, network, time, credit or similar limits which are applicable to the Transfer Agent; or (c) if the Transfer Agent, in good faith, is unable to satisfy itself that the transaction has been properly authorized. The Transfer Agent through its service company, Boston Financial Data Services, Inc., shall use reasonable best efforts to notify the Fund on a same-day basis in the event that all outgoing wires are not processed on a business day.

   6.5 Cancellation Amendment. The Transfer Agent shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording the Transfer Agent reasonable opportunity to act. However, the Transfer Agent assumes no liability if the request for amendment or cancellation cannot be satisfied.

   6.6 Errors. The Transfer Agent shall assume no responsibility for failure to detect any erroneous payment order provided that the Transfer Agent complies with the payment order instructions as received and the Transfer Agent complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

   6.7 Interest. The Transfer Agent shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless the Transfer Agent is notified of the unauthorized payment order within thirty (30) days of notification by the Transfer Agent of the acceptance of such payment order. In no event (including failure to execute a payment order) shall the Transfer Agent be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

   6.8 ACH Credit Entries/Provisional Payments. When the Fund initiates or receives Automated Clearing House credit and debit entries pursuant to these guidelines and the


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


         rules of the National Automated Clearing House Association and the New England Clearing House Association, the Transfer Agent will act as an Originating Depository Financial Institution and/or receiving depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Transfer Agent with respect to an ACH credit entry are provisional until the Transfer Agent receives final settlement for such entry from the Federal Reserve Bank. If the Transfer Agent does not receive such final settlement, the Fund agrees that the Transfer Agent shall receive a refund of the amount credited to the Fund in connection with such entry, and the party making payment to the Fund via such entry shall not be deemed to have paid the amount of the entry.

   6.9 Confirmation. Confirmation of Transfer Agent's execution of payment orders shall ordinarily be provided within twenty four (24) hours notice of which may be delivered through the Transfer Agent's proprietary information systems, or by facsimile or call-back. Fund must report any objections to the execution of an order within thirty
         (30) days.

7.   Data Access and Proprietary Information
     ---------------------------------------

   7.1 The Fund acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by the Transfer Agent as part of the Fund's ability to access certain Fund-related data ("Customer Data") maintained by the Transfer Agent on databases under the control and ownership of the Transfer Agent or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Transfer Agent or other third party. In no event shall Proprietary Information be deemed Customer Data. The Fund agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder or except when the failure to disclose may subject the Fund to civil or criminal contempt proceeding or is required by law. Without limiting the foregoing, the Fund agrees for itself and its employees and agents to:

         (a) Use such programs and databases (i) solely on the Fund's computers, or (ii) solely from equipment at the location agreed to between the Fund and the Transfer Agent and (iii) solely in accordance with the Transfer Agent's applicable user documentation;

         (b) Refrain from copying or duplicating in any way (other than in the normal course of performing processing on the Fund's computer(s)), the Proprietary Information;

         (c) Refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent's instructions;

         (d) Refrain from causing or allowing information transmitted from the Transfer Agent's computer to the Fund's terminal to be retransmitted to any other computer terminal or



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

         other device except as expressly permitted by the Transfer Agent (such permission not to be unreasonably withheld);

         (e) Allow the Fund to have access only to those authorized transactions as agreed to between the Fund and the Transfer Agent; and

         (f) Honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent's expense the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

   7.2 Proprietary Information shall not include all or any portion of any of the foregoing items that: (i) are or become publicly available without breach of this Agreement; (ii) are released for general disclosure by a written release by the Transfer Agent; or (iii) are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement.

   7.3 The Fund acknowledges that its obligation to protect the Transfer Agent's Proprietary Information is essential to the business interest of the Transfer Agent and that the disclosure of such Proprietary Information in breach of this Agreement would cause the Transfer Agent immediate, substantial and irreparable harm, the value of which would be extremely difficult to determine. Accordingly, the parties agree that, in addition to any other remedies that may be available in law, equity, or otherwise for the disclosure or use of the Proprietary Information in breach of this Agreement, the Transfer Agent shall be entitled to seek and obtain a temporary restraining order, injunctive relief, or other equitable relief against the continuance of such breach.

   7.4 If the Fund notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.



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


   7.5 If the transactions available to the Fund include the ability to originate electronic instructions to the Transfer Agent in order to:
         (i) effect the transfer or movement of cash or Shares; or (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.

   7.6 Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this SECTION 7. The obligations of this Section shall survive any earlier termination of this Agreement.

8.   Indemnification
     ---------------

   8.1 The Transfer Agent shall not be responsible for, and the Fund shall indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

         (a) All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

         (b)  The Fund's lack of good faith, negligence or willful misconduct;

         (c) The reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors on: (i) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, CRT data entry, electronic instructions or other similar means authorized by the Fund, and which have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any broker dealer, TPA or previous transfer agent or registrar; (ii) any instructions or requests of the Fund or any of its officers; (iii) any instructions or opinions of legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent after consultation with such legal counsel; or
         (iv) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons;

         (d) The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares;

               (e) The negotiation and processing of any checks including without limitation for deposit into the Fund's demand deposit account at the Custodian maintained by the Transfer Agent;



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


         (f) Upon the Fund's request entering into any agreements required by the NSCC for the transmission of Fund or Shareholder data through the NSCC clearing systems; or

         (g) The overdraw of the Funds' demand deposit accounts at the Custodian maintained by the Transfer Agent due to late payment or no payment for Shares purchased by (i) Shareholders or (ii) agents of either Shareholders or the Fund.

   8.2 In order that the indemnification provisions contained in this SECTION 8 shall apply, upon the assertion of a claim for which the Fund may be required to indemnify the Transfer Agent, the Transfer Agent shall promptly notify the Fund of such assertion, and shall keep the Fund advised with respect to all developments concerning such claim. The Fund shall have the option to participate with the Transfer Agent in the defense of such claim or to defend against said claim in its own name or in the name of the Transfer Agent. The Transfer Agent shall in no case confess any claim or make any compromise in any case in which the Fund may be required to indemnify the Transfer Agent except with the Fund's prior written consent.

9.   Standard of Care
     ----------------

    THE TRANSFER AGENT SHALL AT ALL TIMES ACT IN GOOD FAITH AND AGREES TO USE
     ITS BEST EFFORTS WITHIN REASONABLE LIMITS TO INSURE THE ACCURACY OF ALL SERVICES PERFORMED UNDER THIS AGREEMENT, BUT ASSUMES NO RESPONSIBILITY AND
    SHALL NOT BE LIABLE FOR LOSS OR DAMAGE DUE TO ERRORS, EXCLUDING ENCODING
       AND PAYMENT PROCESSING ERRORS, UNLESS SAID ERRORS ARE CAUSED BY ITS NEGLIGENCE, BAD FAITH, OR WILLFUL MISCONDUCT OR THAT OF ITS EMPLOYEES OR AGENTS. THIS STANDARD OF CARE ALSO SHALL APPLY TO EXCEPTION SERVICES, AS
       DEFINED IN SECTION 2.3 HEREIN, BUT SUCH APPLICATION SHALL TAKE INTO CONSIDERATION THE MANUAL PROCESSING INVOLVED IN, AND TIME SENSITIVE NATURE
     OF, EXCEPTION SERVICES. THE PARTIES AGREE THAT ANY ENCODING OR PAYMENT PROCESSING ERRORS SHALL BE GOVERNED BY THE STANDARD OF CARE CREATED UNDER
                  SECTION 4-209 OF THE UNIFORM COMMERCIAL CODE.

10.   Year 2000
      ---------

         The Transfer Agent will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available technology to offer products that are Year 2000 ready, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years, and if any changes are required, the Transfer Agent will make the changes to its products in a commercially reasonable time frame and will require third-party suppliers to do likewise; provided if such changes are required as a result of problems other than problems associated solely with the Transfer Agent's systems utilized under this Agreement, such changes will be made at a price agreed upon by the parties based only



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


         upon the Fund's pro rata share of such costs and fees spread out over all of the Transfer Agent's affected customers. Notwithstanding the foregoing, if any such changes are required pursuant to SECTION 10 of this Agreement solely because of the Transfer Agent's systems utilized under this Agreement to perform the Transfer Agent's services hereunder, the Fund will not be required to pay a fee or out-of-pocket expenses to the Transfer Agent for such changes.

11.   Confidentiality
      ---------------

   11.1 The Transfer Agent and the Fund agree that they will not, at any time during the term of this Agreement or after its termination, reveal, divulge, or make known to any person, firm, corporation or other business organization, any customers' lists, trade secrets, cost figures and projections, profit figures and projections, or any other secret or confidential information whatsoever, whether of the Transfer Agent or of the Fund, used or gained by the Transfer Agent or the Fund during performance under this Agreement. The Fund and the Transfer Agent further covenant and agree to retain all such knowledge and information acquired during and after the term of this Agreement respecting such lists, trade secrets, or any secret or confidential information whatsoever in trust for the sole benefit of the Transfer Agent or the Fund and their successors and assigns. In the event of breach of the foregoing by either party, the remedies provided by
         SECTION 7.3 shall be available to the party whose confidential information is disclosed. The above prohibition of disclosure shall not apply to the extent that the Transfer Agent must disclose such data to its sub-contractor or Fund agent for purposes of providing services under this Agreement.

   11.2 In the event that any requests or demands are made for the inspection of the Shareholder records of the Fund, other than request for records of Shareholders pursuant to standard subpoenas from state or federal government authorities (i.e., divorce and criminal actions), the Transfer Agent will notify the Fund in advance of disclosure and to secure instructions from an authorized officer of the Fund as to such inspection. The Transfer Agent expressly reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the Shareholder records to such person or if required by law or court order.

12.   Covenants of the Fund and the Transfer Agent
      --------------------------------------------

   12.1  The Fund shall promptly furnish to the Transfer Agent the following:

         (a) A certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement; and

         (b) A copy of the Declaration of Trust and By-Laws of the Fund and all amendments thereto.

   12.2 The Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and



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


         facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

   12.3 The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

13.   Termination of Agreement
      ------------------------
   13.1 Term. The initial term of this Agreement (the "Initial Term") shall be one year from the date first stated above unless terminated pursuant to the provisions of this Section 13. Unless a terminating party gives written notice to the other party one hundred and twenty (120) days before the expiration of the Initial Term this Agreement will renew automatically from year to year ("Renewal Term"). One hundred and twenty (120) days before the expiration of the Initial Term or a Renewal Term the parties to this Agreement will agree upon a Fee Schedule for the upcoming Renewal Term.

   13.2 Early Termination. Notwithstanding anything contained in this Agreement to the contrary, should the Fund desire to move any of its services provided by the Transfer Agent hereunder to a successor service provider prior to the expiration of the then current Initial or Renewal Term, or without the required notice period, the Transfer Agent shall make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that the Transfer Agent will be able to facilitate a conversion of services on such prior date. In connection with the foregoing, should services be converted to a successor service provider, or if the Fund is liquidated or its assets merged or purchased or the like with another entity which does not utilize the services of the Transfer Agent, the fees payable to the Transfer Agent shall be calculated as if the services had remained with the Transfer Agent until the expiration of the then current Initial or Renewal Term and calculated at the asset and/or Shareholder account levels, as the case may be, on the date notice of termination was given to the Transfer Agent, and the payment of fees to the Transfer Agent as set forth herein shall be accelerated to the date prior to the conversion or termination of services. SECTION 13.2 shall not apply if the Transfer Agent is terminated for cause under SECTION 13.7 of this Agreement.



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


   13.3 Expiration of Term. After the expiration of the Initial Term or Renewal Term whichever currently in effect, should either party exercise its right to terminate, all reasonable out-of-pocket expenses or costs associated with the movement of records and material will be borne by the Fund. Additionally, the Transfer Agent reserves the right to charge for any other reasonable expenses associated with such termination. Payment of such expenses or costs shall be in accordance with SECTION
         3.4 of this Agreement and reported to Fund for approval in advance for amounts greater than $5,000.00.

   13.4 Confidential Information. Upon termination of this Agreement, each party shall return to the other party all copies of confidential or proprietary materials or information received from such other party hereunder, other than materials or information required to be retained by such party under applicable laws or regulations.

   13.5 Unpaid Invoices. The Transfer Agent may terminate this Agreement immediately upon an unpaid invoice payable by the Fund to the Transfer Agent being outstanding for more than ninety (90) days, except with respect to any amount subject to a good faith dispute within the meaning of SECTION 3.4 of this Agreement; provided, however, the Transfer Agent shall provide a ten (10) day notice hereunder before termination under SECTION 13.5.

   13.6 BANKRUPTCY. EITHER PARTY HERETO MAY TERMINATE THIS AGREEMENT BY NOTICE TO THE OTHER PARTY, EFFECTIVE AT ANY TIME SPECIFIED THEREIN, IN THE EVENT THAT (A) THE OTHER PARTY CEASES TO CARRY ON ITS BUSINESS OR (B) AN ACTION IS COMMENCED BY OR AGAINST THE OTHER PARTY UNDER TITLE 11 OF THE UNITED STATES CODE OR A RECEIVER, CONSERVATOR OR SIMILAR OFFICER IS APPOINTED FOR THE OTHER PARTY AND SUCH SUIT, CONSERVATORSHIP OR RECEIVERSHIP IS NOT DISCHARGED WITHIN THIRTY (30) DAYS.

   13.7 CAUSE. IF EITHER OF THE PARTIES HERETO BECOMES IN DEFAULT IN THE PERFORMANCE OF ITS DUTIES OR OBLIGATIONS HEREUNDER, AND SUCH DEFAULT HAS A MATERIAL EFFECT ON THE OTHER PARTY, THEN THE NONDEFAULTING PARTY MAY GIVE NOTICE TO THE DEFAULTING PARTY SPECIFYING THE NATURE OF THE DEFAULT IN SUFFICIENT DETAIL TO PERMIT THE DEFAULTING PARTY TO IDENTIFY AND CURE SUCH DEFAULT. IF THE DEFAULTING PARTY FAILS TO CURE SUCH DEFAULT WITHIN THIRTY (30) DAYS OF RECEIPT OF SUCH NOTICE, OR WITHIN SUCH LONGER PERIOD OF TIME AS THE PARTIES MAY AGREE IS NECESSARY FOR SUCH CURE, THEN THE NONDEFAULTING PARTY MAY TERMINATE THIS AGREEMENT UPON NOTICE OF NOT LESS THAN THIRTY (30) DAYS TO THE DEFAULTING PARTY.


14.   Assignment and Third Party Beneficiaries.
      -----------------------------------------

   14.1 Except as provided in SECTIONS 1.3 and 15.1, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party. Any attempt to do so in violation of this Section shall be void. Unless



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




         specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

   14.2 Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent and the Fund, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Fund. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

   14.3 This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Fund. Other than as provided in SECTIONS 1.3 and 15.1 neither party shall make any commitments with third parties that are binding on the other party without the other party's prior written consent.

15.   Subcontractors
      --------------

   15.1 The Transfer Agent may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("Boston Financial") which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Exchange Act of 1934, (ii) a Boston Financial subsidiary duly registered as a transfer agent or (iii) a Boston Financial affiliate duly registered as a transfer agent; provided, however, that the Transfer Agent shall be fully responsible to the Fund for the acts and omissions of Boston Financial or its subsidiary or affiliate as it is for its own acts and omissions.

   15.2 Nothing herein shall impose any duty upon the Transfer Agent in connection with or make the Transfer Agent liable for the actions or omissions to act of unaffiliated third parties such as by way of example and not limitation, Airborne Services, Federal Express, United Parcel Service, the U.S. Mails, the NSCC and telecommunication companies, provided, if the Transfer Agent selected such company, the Transfer Agent shall have exercised due care in selecting the same.

16.   Miscellaneous
      -------------

   16.1 Amendment. This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Fund.

   16.2 Massachusetts Law to Apply. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

   16.3 Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its


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
         control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

   16.4 Consequential Damages. Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

   16.5 Survival. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive for a period of three years after the termination of this Agreement.

   16.6 Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

   16.7 Priorities Clause. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any Schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

   16.8 Waiver. No waiver by either party or any breach or default of any of the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

   16.9 Merger of Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

   16.10 Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

   16.11.Reproduction of Documents. This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

   16.12 Notices. All notices and other communications as required or permitted hereunder shall be: (a) by facsimile followed by mail or (b) in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.



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


                           (i)   If to State Street Bank and Trust Company, to:

                                 State Street Bank and Trust Company
                                 c/o Boston Financial Data Services, Inc.
                                 1250 Hancock Street, Suite 300N
                                 Quincy, Massachusetts  02169
                                 Attention: Legal Department

                                 Facsimile: (617) 483-5850

                           (ii)  If to the Fund, to:

                                 One Group(R)Mutual Funds
                                 1111 Polaris Parkway, Suite B2
                                 Columbus, Ohio  43240
                                 Attention: Mark A. Beeson

                                 Facsimile: (614) 231-6331

17.   Additional Funds
      ----------------

      In the event that the Fund establishes one or more series of Shares in addition to the attached Schedule A with respect to which it desires to have the Transfer Agent render services as transfer agent under the terms hereof, it shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

18.   Limitations of Liability of the Trustees and Shareholders
      ---------------------------------------------------------

   THE NAMES "ONE GROUP(R) MUTUAL FUNDS" AND "TRUSTEES OF ONE GROUP(R) MUTUAL
       FUNDS" REFER RESPECTIVELY TO THE TRUST CREATED AND THE TRUSTEES, AS TRUSTEES BUT NOT INDIVIDUALLY OR PERSONALLY, ACTING FROM TIME TO TIME UNDER
    A DECLARATION OF TRUST DATED MAY 23, 1985, AS AMENDED FEBRUARY 18, 1999, WHICH REFERENCE IS HEREBY MADE AND A COPY OF WHICH IS ON FILE AT THE OFFICE
     OF THE SECRETARY OF THE COMMONWEALTH OF MASSACHUSETTS AND ELSEWHERE AS
       REQUIRED BY LAW, AND TO ANY AND ALL AMENDMENTS THERETO SO FILED OR HEREAFTER FILED. THE OBLIGATIONS OF ONE GROUP(R) MUTUAL FUNDS ENTERED INTO IN THE NAME OR ON BEHALF THEREOF BY ANY OF THE TRUSTEES, REPRESENTATIVES OR
      AGENTS ARE MADE NOT INDIVIDUALLY, BUT IN SUCH CAPACITIES, AND ARE NOT BINDING UPON ANY OF THE TRUSTEES, SHAREHOLDERS OR REPRESENTATIVES OF THE TRUST PERSONALLY, BUT BIND ONLY THE ASSETS OF THE TRUST, AND ALL PERSONS
     DEALING WITH ANY SERIES OF SHARES OF THE TRUST MUST LOOK SOLELY TO THE ASSETS OF THE TRUST BELONGING TO SUCH SERIES FOR THE ENFORCEMENT OF ANY
                            CLAIMS AGAINST THE TRUST.

               IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED
                THIS AGREEMENT TO BE EXECUTED IN THEIR NAMES AND
                    ON THEIR BEHALF BY AND THROUGH THEIR DULY
                AUTHORIZED OFFICERS, AS OF THE DAY AND YEAR FIRST
                                 ABOVE WRITTEN.

                                 ONE GROUP(R) MUTUAL FUNDS

                                 BY: /s/ Mark Redman
                                     ---------------

ATTEST:

/s/  Jim Gillespie
--------------------------------



                                 STATE STREET BANK AND TRUST COMPANY



                                 BY: /s/  Ronald E. Logue
                                     --------------------
                                     Vice Chairman

ATTEST:

/s/ Patricia Lee
----------------










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






                                   SCHEDULE A



Arizona Municipal Bond Fund                                   Market Expansion Index Fund
Balanced Fund                                                 Michigan Municipal Bond Fund
Bond Fund                                                     Michigan Municipal Money Market Fund
Cash Management Fund                                          Mid Cap Growth Fund
Diversified Equity Fund                                       Mid Cap Value Fund
Diversified International Fund                                Municipal Cash Management Fund
Diversified Mid Cap Fund                                      Municipal Income Fund
Equity Income Fund                                            Municipal Money Market Fund
Equity Index Fund                                             Ohio Municipal Bond Fund
Government Bond Fund                                          Ohio Municipal Money Market Fund
Government Money Market Fund                                  Prime Money Market Fund
High Yield Bond Fund                                          Short Term Bond Fund
Income Bond Fund                                              Short-Term Municipal Bond Fund
Institutional Prime Money Market                              Small Cap Growth Fund
Intermediate Bond Fund                                        Small Cap Value Fund
Intermediate Tax Free Bond Fund                               Stable Asset Income Fund
International Equity Index Fund                               Tax Free Bond Fund
Investment Trust Balanced Fund                                Treasury & Agency Fund
Investment Trust Bond Fund                                    Treasury Cash Management Fund
Investment Trust Diversified Equity Fund                      Treasury Only Money Market Fund
Investment Trust Diversified Mid Cap Fund                     Treasury Prime Cash Management Fund
Investment Trust Equity Index Fund                            U.S. Government Securities Cash Management Fund
Investment Trust Government Bond Fund                         Ultra Short Term Bond Fund
Investment Trust Large Cap Growth Fund                        US Treasury Securities Money Market Fund
Investment Trust Mid Cap Growth Fund                          West Virginia Municipal Bond Fund
Investment Trust Mid Cap Value Fund
Investor Balanced Fund
Investor Conservative Growth Fund
Investor Growth & Income Fund
Investor Growth Fund
Kentucky Municipal Bond Fund
Large Cap Growth Fund
Large Cap Value Fund
Louisiana Municipal Bond Fund


ONE GROUP(R)MUTUAL FUND                    STATE STREET BANK AND TRUST COMPANY



BY: /s/ Mark Redman                        BY: /s/  Ronald E. Logue
   ----------------                            --------------------





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



                                  SCHEDULE 1.4

                                SIMPLE IRA Plans

                              Dated: April 1, 2000
                                     -------------

1.   Availability of Shares
     ----------------------

   1.1   THE FUND DISTRIBUTES OR MAKES AVAILABLE TO SIMPLE IRAS SHARES OF
                   CERTAIN OPEN-END INVESTMENT COMPANIES REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "SHARES").

   1.2 THE FUND WILL GIVE THE TRANSFER AGENT AND EACH EMPLOYER ONE HUNDRED AND FIFTY (150) DAYS' PRIOR WRITTEN NOTICE OF THE FUND'S CEASING TO OFFER SHARES TO SIMPLE IRAS.


2.   Duties of the Transfer Agent
     ----------------------------

   2.1   Plan Set-Up.  The Transfer Agent shall:

                   (A) ESTABLISH THE SIMPLE IRAS ON THE DST SYSTEMS, INC. TRAC-2000 SYSTEM (HEREINAFTER REFERRED TO AS THE "TRAC-2000 SYSTEM") BASED ON THE INFORMATION SUBMITTED BY THE EMPLOYER ON THE PLAN APPLICATION; AND


         (b) Provide each Employer with PLANLINK software for the Employer to transmit payroll information for individual Participants.

   2.2   Participant Set-Up.  The Transfer Agent shall:

         (a) Establish Participant accounts with Participant selected allocations submitted by the Participant on the Client New Account Application provided by the Fund; and

         (b) Maintain individual Participant accounts on the TRAC-2000 System in the name of the Custodian for the benefit of the individual Participants.

   2.3   Payroll Processing.

         (a) Using the PLANLINK software, the Employer will provide the Transfer Agent with the payroll information for each individual Participant, including amount of deferral, amount of match contribution and amount of discretionary contribution, as applicable for each payroll period (hereinafter collectively referred to as "Contributions"). The Employer will also provide the Transfer Agent with the total dollar amount of Contributions for all Participants in the SIMPLE IRAs. The Employer will simultaneously provide the Transfer Agent with the monies to effectuate the Contributions requested.

         (b) Transfer Agent will set up and reconcile automated payrolls on the TRAC 20000 System.

   2.4 Processing Transactions. The Transfer Agent shall perform the following processing transactions:

         (a) Receive for acceptance and execute/process such instructions from Participants for the contribution and distribution to and from Participants' accounts for the purchase and sale of Shares, as appropriate;

         (b) Receive for acceptance and execute/process such instructions from the Employer for the contribution to Participants' accounts. When the Transfer Agent receives such instructions in good order (including receipt of the appropriate monies), the Transfer Agent will credit such Shares to the appropriate Participant account;

         (c) Pursuant to purchase orders from Participants, hold the appropriate number of Shares, as appropriate in the appropriate Participant account. When the Transfer Agent receives such purchase orders in good order (including receipt of the appropriate monies), the Transfer Agent will credit such Shares to the appropriate Participant account;

         (d) At the appropriate time as and when the Transfer Agent receives monies paid with respect to any sale, credit such monies to the appropriate Participant account;

         (e) Effect exchanges of Shares, as appropriate, by the Participants upon receipt of appropriate instructions in good order;

         (f) Maintain records of accounts for and advise the Participants quarterly, and the Fund monthly as to the foregoing;

         (g) For exchanges and allocation changes of Shares or monies, provide daily confirmations to Participants and maintain records thereof;

         (h) Provide an 800 telephone number for Participant inquiries and transactions when it is made available by DST Systems, Inc.; and

         (i) Upon receipt of data from the Fund or the Employer with respect to hardship withdrawals, termination of Participants' employment with Employers and the death of Participants, the Transfer Agent will process such transactions and maintain such records for the data received.

   2.5   Reporting.  The Transfer Agent shall:

         (a) Process Federal withholding as requested by a Participant upon distribution of assets from a Participant's account;

         (b) Transmit to the IRS the dollar amounts withheld according to IRS prescribed formats or requirements;

         (c) Produce and mail annually Form 1099R to Participants reflecting distributed amounts and federal withholding;

         (d) Produce and mail annually Form 5498 to each Participant reflecting total contributions deposited to each Participant's account;

         (e) Forward copies of all required forms to the IRS;

         (f) Produce and mail to Participant's home address (as reflected on the TRAC-2000 System) a quarterly statement reflecting the financial activity of Participant's account; and

         (g) Produce and mail to the Employer's address (as reflected on the TRAC-2000 System) a quarterly Trust Report reflecting the financial activity of the SIMPLE IRA.

3.   Representations and Warranties of the Fund and the Transfer Agent
     -----------------------------------------------------------------

         In addition to the other representations and warranties contained in the Agreement, the Transfer Agent and the Fund agree that:

         (a) The Transfer Agent shall have no investment responsibility for the selection of investments made for a SIMPLE IRA or liability for any investments made for a SIMPLE IRA. The Fund agrees that, in any communications from the Fund to any Employer, SIMPLE IRA or Participant, it will not state or represent that the Transfer Agent has any investment discretion or other power concerning investments of any SIMPLE IRA or that the Transfer Agent will serve as plan administrator or have any administrative or other responsibility for the administration or operation of any SIMPLE IRA;

         (b) The Transfer Agent shall not serve as "Plan Administrator" (as defined in the Employee Retirement Income Security Act of 1974, as amended), Trustee of any SIMPLE IRA, or in any other administrative capacity or service in any other capacity except as provided hereunder. The Fund and/or the Employer are responsible for serving as Plan Administrator or appointing a third party as Plan Administrator; and

         (c) The Fund, the Employer or another fiduciary of the SIMPLE IRAs shall deliver directions to the Transfer Agent regarding the investment of the SIMPLE IRAs' assets for which no Participant directions are received or where implementing Participant directions is administratively infeasible. The Fund shall indemnify and hold the Transfer Agent, its employees, agents and subcontractors, harmless from and against any and all losses, damages, costs, liability and expenses (including reasonable attorneys' fees) arising out of or attributable to the failure of the Fund, the Employer or other fiduciary of a SIMPLE IRAs to provide the above directions.

ONE GROUP(R)MUTUAL FUNDS                   STATE STREET BANK AND TRUST  COMPANY



BY:  /s/ Mark Redman                       BY: /s/ Ronald E. Logue
    ----------------                           -------------------

                                  SCHEDULE 2.1

                     THIRD PARTY ADMINISTRATOR(S) PROCEDURES

                               Dated April 1, 2000
                                     -------------

1. On each Business Day, the TPA(s) shall receive, on behalf of and as agent of the Fund(s), Instructions (as hereinafter defined) from the Plan. Instructions shall mean as to each Fund (i) orders by the Plan for the purchases of Shares, and (ii) requests by the Plan for the redemption of Shares; in each case based on the Plan's receipt of purchase orders and redemption requests by Participants in proper form by the time required by the term of the Plan, but not later than the time of day at which the net asset value of a Fund is calculated, as described from time to time in that Fund's prospectus. Each Business Day on which the TPA receives Instructions shall be a "Trade Date".

2. The TPA(s) shall communicate the TPA(s)'s acceptance of such Instructions, to the applicable Plan.

3. On the next succeeding Business Day following the Trade Date on which it accepted Instructions for the purchase and redemption of Shares, (TD+1), the TPA(s) shall notify the Transfer Agent of the net amount of such purchases or redemptions, as the case may be, for each of the Plans. In the case of net purchases by any Plan, the TPA(s) shall instruct the Trustees of such Plan to transmit the aggregate purchase price for Shares by wire transfer to the Transfer Agent on (TD+1). In the case of net redemptions by any Plan, the TPA(s) shall instruct the Fund's custodian to transmit the aggregate redemption proceeds for Shares by wire transfer to the Trustees of such Plan on (TD+1). The times at which such notification and transmission shall occur on (TD+1) shall be as mutually agreed upon by each Fund, the TPA(s), and the Transfer Agent.

4. The TPA(s) shall maintain separate records for each Plan, which record shall reflect Shares purchased and redeemed, including the date and price for all transactions, and Share balances. The TPA(s) shall maintain on behalf of each of the Plans a single master account with the Transfer Agent and such account shall be in the name of that Plan, the TPA(s), or the nominee of either thereof as the record owner of Shares owned by such Plan.

5. The TPA(s) shall maintain records of all proceeds of redemptions of Shares and all other distributions not reinvested in Shares.

6. The TPA(s) shall prepare, and transmit to each of the Plans, periodic account statements showing the total number of Shares owned by that Plan as of the statement closing date, purchases and redemptions of Shares by the Plan during the period covered by the statement, and the dividends and other distributions paid to the Plan on Shares during the statement period (whether paid in cash or reinvested in Shares).

7. The TPA(s) shall, at the request and expense of each Fund, transmit to the Plans prospectuses, proxy materials, reports, and other information provided by each Fund for delivery to its shareholders.

8. The TPA(s) shall, at the request of each Fund, prepare and transmit to each Fund or any agent designated by it such periodic reports covering Shares of each Plan as each Fund shall reasonably conclude are necessary to enable the Fund to comply with state Blue Sky requirements.

9. The TPA(s) shall transmit to the Plans confirmation of purchase orders and redemption requests placed by the Plans; and

10. The TPA(s) shall, with respect to Shares, maintain account balance information for the Plan(s) and daily and monthly purchase summaries expressed in Shares and dollar amounts.

11. Plan sponsors may request, or the law may require, that prospectuses, proxy materials, periodic reports and other materials relating to each Fund be furnished to Participants in which event the Transfer Agent or each Fund shall mail or cause to be mailed such materials to Participants. With respect to any such mailing, the TPA(s) shall, at the request of the Transfer Agent or each Fund, provide at the TPA(s)'s expense complete and accurate set of mailing labels with the name and address of each Participant having an interest through the Plans in Shares.

ONE GROUP(R)MUTUAL FUNDS                   STATE STREET BANK AND TRUST  COMPANY



BY:  /s/ Mark Redman                       BY:  /s/  Ronald E. Logue
     ---------------                            --------------------

                                  SCHEDULE 3.1

                                      FEES

                              Dated: April 1, 2000
                                     -------------

Effective April 1, 1999 through March 31, 2000

ANNUAL ACCOUNT SERVICE FEES
---------------------------


         OPEN ACCOUNT FEE                                              $13.00

         CLOSED ACCOUNT FEE*                                            $1.90

         CUSIP BASE FEE (PER FUND/CLASS).                              $7,500




The cusip minimums will be waived for all existing cusips serviced on TA2000, prior to April 1, 1999. Additionally, the cusip minimums will be waived for the first five (5) funds established on TA2000, after April 1, 1999.

Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.

An annual cost of living adjustment will be automatically applied to the open and closed account service fees beginning April 1, 2000.

* Any accounts that result from the Dean Witter and the National Financial conversions will be charged at 50% the closed account rate. If year-end reporting is not required, we will pursue purging these accounts as soon as possible.

OUT-OF-POCKET EXPENSES
----------------------

Out-of-pocket expenses include, but are not limited to: Confirmation statements, Investor Statements, postage, forms, audio response, telephone, records retention, fed wire charges, transcripts, micro film, micro fiche, and expenses incurred at the specific direction of the Fund.

                                  SCHEDULE 3.1

                                      FEES

                                   (continued)

SIMPLE IRA SERVICES
-------------------

INSTITUTIONAL FEES:

Annual Per Account Fee:        $15.00 per account with assets
                           $2.40 per account with no assets


Out-of-Pockets:           Actual Costs                         Invoiced Monthly

NOTE: Includes, but is not limited to Telephones, Postage, and Stationary and Mailing costs.


PLAN SPONSOR FEES:
1-26 Payrolls                       No Charge

>26 Payrolls                        $20.00 per payroll

PARTICIPANT FEES:

Annual Participant Fee              $25.00                             Swept Annually from Participant
                                                                       or Swept Quarterly from
                                                                       Participant @ $6.25.

Closeout Distribution               $30.00                             Swept from Participant


ONE GROUP(R)MUTUAL FUNDS                   STATE STREET BANK AND TRUST COMPANY



BY:  /s/ Mark Redman                       BY: /s/ Ronald E. Logue
     ---------------                           -------------------